UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2009, Cliffs Natural Resources Inc., an Ohio corporation (the "Company"), entered into a definitive arrangement agreement with Freewest Resources Canada Inc. ("Freewest"). The agreement provides that, upon the terms and subject to the conditions set forth in the agreement, the Company will acquire Freewest and Freewest will incorporate a new, wholly-owned subsidiary ("New Freewest") into which the non-chromite assets of Freewest will be transferred.

Under the terms of the agreement, the Company will acquire all of the outstanding common shares of Freewest in exchange for common shares of the Company, representing a fixed consideration of C$0.55 per each common share of Freewest, or C$118 million in aggregate (C$110 million excluding shares the Company already owns in Freewest). The fraction of a share in the Company to be issued per Freewest share will be determined based on the volume weighted average price of the Company’s shares on the New York Stock Exchange for the five trading days ending on the third trading day before the effective date of the transaction. In addition, each Freewest shareholder will receive one common share of New Freewest for each common share of Freewest held on the record date, estimated to have a value of C$0.15 per share.

The agreement provides for customary representations, warranties and covenants, including, among others, customary break fees. The transaction is expected to close in the first quarter of 2010. Closing of the transaction is subject to approval by Freewest shareholders, court approval of the transaction and a number of other customary conditions.

The news release regarding the transaction is contained in Item 9.01 as Exhibit 99(a) and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Cliffs Natural Resources Inc. published a news release on November 23, 2009 captioned "Cliffs Natural Resources Inc. Announces Definitive Agreement to Acquire Chromite Deposits from Freewest Resources Canada, Inc."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 24, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cliffs Natural Resources Inc. published a news release on November 23, 2009 captioned "Cliffs Natural Resources Inc. Announces Definitive Agreement to Acquire Chromite Deposits from Freewest Resources Canada, Inc."